Exhibit 3.1

The following By-Law provisions are restated in their amended form:

Article II, Section 1:  Annual Meetings. The date of the Annual Meeting shall be established by the Board of Directors.

Article II, Section 4:  Notice of Meetings. Except as otherwise provided by statute, notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) nor more than fifty (50) days prior thereto to each shareholder entitled to vote thereat by delivering written or printed notice thereof to such shareholder personally, by depositing the same in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock transfer books of the corporation, or by any other means permitted by the federal securities law and the rule and regulations promulgated thereunder. The notice of all meetings shall state the place, day and hour thereof. The notice of a special meeting shall, in addition, state the purposes thereof.

Article II, Section 6:  Organization. The Chief Executive Officer shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officer, any shareholder entitled to vote thereat, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote thereat In the absence of the Secretary and Assistant Secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

Article II, Section 7:  Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman of the meeting (i.e., the Chief Executive Officer) shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, the Articles of Incorporation or these By-Laws, the discretion of the chairman shall govern the disposition of the matter. The ruling of the chairman on matters of procedure, made in good faith, shall be final.

Article II, Section 10:  Inspectors. The chairman of the meeting may at any time appoint one (1) or more inspectors to serve at a meeting of the shareholders. Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspector(s) need not be shareholders of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or on any other question, in which he may be directly interested.  The Inspector may also act as secretary of the meeting.

Article III, Section 3:  Organizational Meeting.  Unless the Board of Directors appoints a Chairman of the Board, for purposes of these By-laws, the person serving as Chairman at the last Annual Meeting shall be considered the Chairman.

Article III, Section 7:  Notice of Meetings. Notice of each meeting of directors, whether organizational, regular or special, shall be given to each director. If such notice is given either (a) by delivering written or printed notice to a director personally or (b) by telephone personally to such director, it shall be so given at least two (2) days prior to the meeting. If such notice is given either (a) by depositing a written or printed notice in the United States mail, postage prepaid, or (b) by transmitting a cable or telegram, in all cases directed to such director at this residence or place of business, it shall be so given at least four (4) days prior to the meeting. Notice may also be given by facsimile, email or leaving a voicemail message on a director’s cell phone, all of which shall be deemed the equivalent of personally delivering a written notice. The notice of all meetings shall state the place, date, and hour thereof.

Article IV, Section 1:  Notice. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by facsimile, email or leaving a voicemail message on a director’s or shareholder’s cell phone, all of which shall be deemed the equivalent of personally delivering a written notice. Notice to directors may also be given by telegram.

Article V, Sections 4, 6 & 7:  4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive and administrative officer of the corporation. He shall preside at all meetings of the shareholders. He shall see that all orders and resolutions of the Board of Directors are carried into effect and in general shall perform all duties as may from time to time be assigned to him by the Board of Directors and shall have general charge of the business of the corporation. He shall from time to time obtain information concerning the affairs and business of the corporation and shall promptly lay such information before the Board of Directors, or he shall communicate to the Board of Directors all matters presented by an officer of the corporation for its consideration and shall from time to time communicate to the officers such action of the Board of Directors as may in his judgment affect the performance of their official duties. He may sign, alone if authorized or with the Secretary or any other proper officer of the corporation authorized by the Board of Directors, and deliver on behalf of the corporation any deeds, mortgages, notes, bonds, contracts, powers of attorney, or other instruments, including certificates for shares of capital stock of the corporation, which the Board of Directors has authorized to be executed. He may employ all agents and employees of the corporation and may discharge any such agent or employee and shall perform all other duties as may from time to time be delegated to him by the Chairman of the Board of Directors.

6.  Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned to him by the Chief Executive Officer. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including without limitation the duty and power to give notice of all meetings of shareholders and the Board of Directors, to attend all such meetings and keep a record of the proceedings, and to attest to the same on documents, the execution of which on behalf of the corporation is authorized by these By-Laws or by the action of the Board of Directors.

7.  Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to have custody of all funds and securities of the corporation, to keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and shall render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Article VII, Sections 1 and 5:  1.  Execution of Instruments. The Chief Executive Officer or the President shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these By-Laws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Unless authorized to do so by these By-Laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable peculiarly for any purpose or in any amount.

5.  Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer may from time to time appoint one or more agents or attorneys in fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity; or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper

Article VIII, Section 1(c):  Each such certificate shall be signed by the Chief Executive Officer or the President and the Secretary or an assistant Secretary of the corporation; provided, however, that where such certificate is countersigned by a transfer agent or registered by a registrar (other than the corporation's or any employee of the corporation) the signatures of such officers of the corporation may be in facsimile form. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate shall have been issued by the corporation, such certificate may nevertheless be issued by the corporation with the same effect as if the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the corporation